                                                                    EXHIBIT 4.10


                       FIRST AMENDMENT AND SUPPLEMENT TO
                               WARRANT AGREEMENT

     FIRST AMENDMENT AND SUPPLEMENT TO WARRANT AGREEMENT, dated as of March 4, 1998 (the "Agreement"), by and among FAIRFIELD COMMUNITIES, INC., a Delaware corporation (the "Company"), and _______________ ("Holder").

                                   WITNESSETH

     WHEREAS, pursuant to the Warrant Agreement, dated as of December 27, 1995 (the "Warrant Agreement"), among Vacation Break U.S.A., Inc. ("Vacation Break") and Holder, Vacation Break issued to the Holder warrants ("Vacation Break Warrants") to purchase up to an aggregate of _________ shares of common stock, $.01 par value, of Vacation Break ("Vacation Break Common Stock") at an exercise price of $6.35 which Vacation Break Warrants were part of an aggregate of 90,000 warrants issued to Josephthal Lyon & Ross Incorporated ("Josephthal") pursuant to the Representatives' Warrant Agreement, dated as of December 27, 1995, among Vacation Break, Josephthal and Cruttenden Roth Incorporated;

     WHEREAS, Vacation Break has become a wholly owned subsidiary of the Company as a result of the consummation of the merger of FCVB Corp., a wholly owned subsidiary of the Company, with and into Vacation Break (the "Merger") on the terms and subject to the conditions provided for in the Agreement and Plan of Merger, dated as of August 8, 1997 (the "Merger Agreement"), among the Company, FCVB Corp., and Vacation Break; and

     WHEREAS, the Merger Agreement provides that the Company will deliver to each holder of a Vacation Break Warrant, upon such holder's delivery of its warrant certificate ("VB Certificate") representing Vacation Break Warrants to purchase shares of Vacation Break Common Stock to the Company, a supplemental warrant agreement representing the right (until the expiration of such holder's Vacation Break Warrants) to receive upon the exercise thereof, such number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") rounded up or down to the nearest whole share that is equal to the product of .6075 multiplied by the number of shares of Vacation Break Common Stock subject to such Vacation Break Warrants immediately prior to the effective time of the Merger, at a price per share equal to the aggregate exercise price for the shares of Vacation Break Common Stock subject to such Vacation Break Warrants divided by the number of shares of Common Stock deemed to be purchasable pursuant to such Vacation Break Warrants; and

     WHEREAS, the Company effected a two-for-one stock split of Common Stock (the "Stock Split") in the form of a 100% stock dividend distributable on January 30, 1998 and pursuant to the Warrant Agreement, the number of shares of Common Stock subject to the Warrants (as defined below) and the exercise price thereof was adjusted to reflect the Stock Split.

     NOW, THEREFORE, in consideration of the premises, the agreements set forth herein and in the Warrant Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The First paragraph of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     This is to certify that, for value received and subject to the conditions herein set forth, ____________ or his registered assigns is entitled to purchase, at any time during the period (the "Term") commencing on the date hereof and ending at 5:30 p.m. Eastern time, December 21, 2000 (the "Expiration Date"), such number of shares of the common stock, par value $.01 per share (the "Common Stock") of Fairfield Communities, Inc., a Delaware corporation (the "Company"), as equals the number of warrants (the "Warrants") evidenced by this Agreement (such shares purchasable upon exercise of the Warrants are herein called the "Warrant Shares"). The Holder acknowledges and agrees that the foregoing constitutes a complete and accurate description of all Vacation Break Warrants granted to the Holder and waives any other entitlement to, or options to acquire, Vacation Break Warrants arising prior to December 19, 1997.

     2. Section 1 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     1.  COMMON STOCK.  Up to an aggregate of __________ shares of Common Stock
         ------------
     will be issuable upon exercise of the Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $5.225 per share of Common Stock subject to the terms and conditions of this Agreement.

     3. Section 2 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     2.  SUPPLEMENTAL WARRANT CERTIFICATES. The Holder shall surrender to the
         ---------------------------------
     Company his warrant certificate ("VB Certificate") representing Vacation Break Warrants to purchase an aggregate of _______ shares of Vacation Break Common Stock. The Company will issue to the Holder a supplemental warrant certificate (the "Warrant Certificate") in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     4. Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

          3.1  METHOD OF EXERCISE.  As a condition to exercise of the Warrants,
               ------------------
     the Holder must sign and return to the Company c/o Jones, Day, Reavis & Pogue copies of this Agreement and a Representation Letter addressed to the Company regarding the Holder's status as an accredited investor, together with the VB

     Certificate relating to the Vacation Break Warrants, by which execution and delivery the Holder shall be deemed to have surrendered the VB Certificate to the Company for cancellation of the Vacation Break Warrants. The Company will mail to the Holder the Warrant Certificate within 5 business days from the receipt by the Company of this executed Agreement, the executed Representation Letter and the VB Certificate. The Warrants initially are exercisable at the exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds or, upon prior approval, personal check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices presently located in Little Rock, Arkansas, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

     5. Section 3.3 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

          3.3  DEFINITION OF MARKET PRICE. As used herein, the phrase "Market
               --------------------------
     Price" at any date shall be deemed to be the last reported sale price of a share of Common Stock, or, in case no such reported sale takes place on such day, the average of the last reported sale prices of a share of Common Stock for the last three (3) trading days in either case as officially reported by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     6. Section 6 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     6.   EXERCISE PRICE.
          --------------

          6.1  INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided
               -----------------------------------
     in Section 8 hereof, the initial exercise price of each Warrant shall be $5.225 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

          6.2  EXERCISE PRICE. The term "Exercise Price" herein shall mean the
               --------------
     initial exercise price or the adjusted exercise price, depending upon the context.

     7. The last sentence of Section 11 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     As long as the Warrants are outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

     8. Section 13.(b) of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

     13.  NOTICES.
          -------

          (b) If to the Company, to Fairfield Communities, Inc., 11001 Executive Center Drive, Little Rock, Arkansas 72201, or to such other address as the Company may designate by notice to the Holders.

     9.   COVENANT.  IN ORDER TO EXERCISE HIS WARRANTS, THE HOLDER MUST
          --------
REPRESENT AND WARRANT TO THE COMPANY THAT HE IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) PROMULGATED UNDER THE SECURITIES ACT AT THE TIME OF EXERCISE. As a condition to exercise of his Warrants, at the time the Holder presents his Warrant Certificate to the Company in order to exercise his Warrants, the Holder will deliver to the Company a letter containing the representations and warranties set forth below:

          (a) he has reviewed any relevant reports, proxy statements or other information filed by the Company with the Securities and Exchange Commission or has otherwise obtained copies of such documents from the Company (which were provided to him at no cost), which he deems necessary in order to make the investment decision.

          (b) he is acquiring the Warrant Shares for his own account and for investment purposes and does not intend to redistribute the Shares except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws.

          (c) he (i) is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, (ii) has such knowledge and experience in financial and business matters that he is capable of independently evaluating the risks and merits of acquiring the Warrant Shares, (iii) has independently evaluated the risks and merits of acquiring the Warrant Shares and has independently determined that the Warrant Shares are a suitable investment for him, and (iv) has sufficient financial resources to bear the loss of his entire investment in the Warrant Shares.


     10.  REAFFIRMATION OF THE WARRANT AGREEMENT.  To the extent that any
          --------------------------------------
provision hereof conflicts with any provision of the Warrant Agreement, the provision hereof shall control. Except as expressly amended hereby, the terms and conditions of the Warrant Agreement shall remain in full force and effect.

     11.  EFFECTIVE DATE OF AGREEMENT.  Notwithstanding the date of execution
          ---------------------------
hereof, this Agreement shall be deemed effective as of December 19, 1997, except Sections 1, 2 and 6 of this Agreement which shall be deemed effective as of March 4, 1998.

     12.  COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OR PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of March 4, 1998.


                                FAIRFIELD COMMUNITIES, INC.


                                By:
                                   ------------------------------------------
                                    Marcel J. Dumeny
                                    Senior Vice President and Secretary



                                ---------------------------------------------
                                Name:

                                   EXHIBIT A

                    FORM OF SUPPLEMENTAL WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE ON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT AND THE FIRST AMENDMENT AND SUPPLEMENT TO WARRANT AGREEMENT REFERRED TO HEREIN.

                      EXERCISABLE ON OR BEFORE 5:30 P.M.,
                        NEW YORK TIME, December 21, 2000

No. W-______
                        SUPPLEMENTAL WARRANT CERTIFICATE

This Supplemental Warrant Certificate certifies that __________ ("Holder") is the registered holder of ________ Warrants, each Warrant to purchase initially, at any time from the date hereof until 5:30 p.m. New York time on December 21, 2000 ("Expiration Date"), one fully-paid and non-assessable share of common stock, $.01 par value per share ("Common Stock") of Fairfield Communities, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $5.225 per share of Common Stock upon surrender of this Supplemental Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of December 27, 1995, among Vacation Break U.S.A., Inc. and Holder and the First Amendment and Supplement to Warrant Agreement, dated as of March 4, 1998, by and among the Company and Holder (collectively, the "Supplemental Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Supplemental Warrant Certificate.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Supplemental Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Supplemental Warrant Agreement, which Supplemental Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Supplemental Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new supplemental warrant certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new supplemental warrant certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Supplemental Warrant Agreement.

     Upon due presentment for registration of transfer of this Supplemental Warrant Certificate at an office or agency of the Company, a new Supplemental Warrant Certificate or Supplemental Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Supplemental Warrant Certificate, subject to the limitations provided herein and in the Supplemental Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Supplemental Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Supplemental Warrant Certificate representing such numbered unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Supplemental Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Supplemental Warrant Certificate which are defined in the Supplement Warrant Agreement shall have the meanings assigned to them in the Supplemental Warrant Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of March __, 1998.

Attest:                            FAIRFIELD COMMUNITIES, INC.


                                   By:
--------------------------------      ----------------------------------------
Anna Walton                              Marcel J. Dumeny
Assistant Secretary                      Senior Vice President and Secretary

             FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

     The undersigned hereby irrevocably elects to exercise the right, represented by this Supplemental Warrant Certificate, to purchase ______________ shares of common stock, par value $.01 per share, of Fairfield Communities, Inc. and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of _________________ __________________________________ in the amount of $________ , all in accordance with the terms of Section 3.1 of the Warrant Agreement, dated as of December 27, 1995, among Vacation Break U.S.A., Inc. and _______________________
("Holder") and the First Amendment and Supplement to Warrant Agreement, dated as of March 4, 1998, among Fairfield Communities, Inc. and Holder. The undersigned requests that a certificate for such securities be registered in the name of ________________________________________________________________ whose address is _____________________________________________________________________ and
that such certificate be delivered to ____________________________________ whose address is _______________________________________________________.


Dated:
      ----------------------------

     Signature
              --------------------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Supplemental
      Warrant Certificate.)


     -------------------------------------------------------------
     (Insert Social Security or Other Identifying Number of Holder)

             FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2

     The undersigned hereby irrevocably elects to exercise the right, represented by this Supplemental Warrant Certificate to purchase ________ shares of common stock, par value $.01 per share, of Fairfield Communities, Inc. all in accordance with the terms of Section 3.2 of the Warrant Agreement, dated as of December 27, 1995, among Vacation Break U.S.A., Inc. and __________________ ("Holder") and the First Amendment and Supplement to Warrant Agreement, dated as of March 4, 1998, among Fairfield Communities, Inc. and Holder. The undersigned requests that a certificate for the securities be registered in the name of whose address is
---------------------------------
__________________________________________________________________ and that such certificate be delivered to __________________________________________ whose address is __________________________________________________________________.


Dated:
      --------------------------

     Signature
              ----------------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Supplemental
      Warrant Certificate.)

     ------------------------------------------------------------
     (Insert Social Security or Other Identifying Number of Holder)

                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Supplemental Warrant Certificate.)

FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
     (Please print name and address of transferee)

this Supplemental Warrant Certificate, together with all right, tide and interest therein, and does hereby irrevocably constitute and appoint ____________________________________________ as Attorney, to transfer the within
Supplemental Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -----------------------------------

     Signature
              ---------------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Supplemental
      Warrant Certificate.)

     ------------------------------------------------------------
     (Insert Social Security or Other Identifying Number of Holder)